Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses of the Boston Partners Investment Funds, Summit Global Investments Funds, Abbey Capital Futures Strategy Fund, Abbey Capital Multi Asset Fund and Campbell Dynamic Trend Fund, dated December 31, 2018, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information of the Boston Partners Investment Funds, Summit Global Investments Funds, Abbey Capital Futures Strategy Fund, Abbey Capital Multi Asset Fund and Campbell Dynamic Trend Fund, dated December 31, 2018, and to the incorporation by reference of our reports dated October 30, 2018 in the Registration Statement of The RBB Fund, Inc. (Form N-1A) (Post-Effective Amendment No. 249 to File No. 33-20827) with respect to the financial statements and financial highlights of Boston Partners Small Cap Value Fund II, Boston Partners All-Cap Value Fund, Boston Partners Long/Short Equity Fund, Boston Partners Long/Short Research Fund, WPG Partners Small/Micro Cap Value Fund, Boston Partners Global Equity Fund, Boston Partners Global Long/Short Fund, Boston Partners Emerging Markets Long/Short Fund, Boston Partners Emerging Markets Fund, Summit Global Investments U.S. Low Volatility Equity Fund, Summit Global Investments Small Cap Low Volatility Fund, Summit Global Investments Global Low Volatility Fund, Abbey Capital Futures Strategy Fund, Abbey Capital Multi Asset Fund and Campbell Dynamic Trend Fund (fifteen of the portfolios constituting The RBB Fund, Inc.) (the “Funds”), included in the Funds’ Annual Reports to shareholders for the year ended August 31, 2018.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

December 21, 2018